Exhibit 99.1

Ebix ANNOUNCES record OPERATING CASH FLOWS of $22.1 million

•	Diluted EPS of $0.41 in Q3 2011

ATLANTA, GA - November 8, 2011 - Ebix, Inc. (NASDAQ:EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the third quarter of 2011 and will host a conference call at 11:00 a.m. EST (details below)

Ebix delivered the following results for its third quarter, fiscal year 2011:

Operating Income: Q3 2011 operating income was $18.0 million, an increase of 37% on a year-over-year basis, as compared to Q3 2010 operating income of $13.1 million. The Company's Operating income excluding any non-recurring gains was $16.8 million for the quarter.

Revenues: Total Q3 2011 revenue was $42.6 million, an increase of 28% on a year-over-year basis, as compared to Q3 2010 revenue of $33.3 million. During the nine months ended September 30, 2011 revenue increased $27.8 million or 29%, to $124.9 million compared to $97.1 million during the same period in 2010.

Expenses: The Company's operating expenses for the quarter grew by 22.0% to $24.6 million as compared to $20.2 million for the third quarter of 2010.

Cash Flows: Net cash provided by the Company's ongoing operations in Q3 2011 was $22.1 million, an increase of 120% year-over-year, compared to $10.0 million in Q3 of 2010. During the nine months ended September 30, 2011 the Company generated $51.9 million of net cash flow from operating activities, as compared to $33.8 million in the first nine months of 2010, an increase of 53%.

Margins: The Company reported an operating margin of 42% for Q3 2011 as compared to 39% for the same period during 2010. Excluding one-time gains, the operating margin in Q3 2011 was 39.4% as compared to Q3 2010 operating margin of 39.3%.

Net Income: Q3 2011 net income was $16.5 million, a decrease of less than 1% on a year-over-year basis, as compared to Q3 2010 net income of $16.7 million. Q3 2010 net income excluding the one time gain of $3.9 million associated with the E-Z Data puts was $12.8 million.

Earnings per Share: Q3 2011 diluted earnings per share declined 5% year-over-year to $0.41, as compared to $0.43 in the third quarter of 2010. However, Q3 2010 diluted EPS included a one time EPS gain of 10 cents resulting from the non-operating income of $3.9 million recognized in regards to the decrease in the fair value of the put option that was issued to the two former stockholders of E-Z Data who received shares of Ebix common stock as part of the acquisition consideration paid by the Company. For purposes of the Q3 2011 EPS calculation, there was an average of 40.4 million diluted shares outstanding during the quarter, as compared to 39.0 million diluted shares outstanding in Q3 of 2010.

Channel Revenues: The Exchange channel grew 40.5% year over year to $33.1 million or 77.5% of the Q3 revenues. The BPO channel decreased 13% year over year, to $3.58 million or 8% of the Q3 revenues. The Broker Channel grew 37% year over year, to $4.73 million or 11 % of the Q3 revenues. The Carrier channel decreased 43% year over year, to $1.27 million or 3% of the Q3 revenues.

Share Repurchases: During Q3 2011, the Company repurchased 2.01 million shares of our common stock at an average price of $17.28 per share for an aggregate amount of $34.80 million. Subsequent to September 30, 2011, the Company has purchased another 188,000 shares of its common stock at an average price of $14.14 for an aggregate amount of $2.66 million.  Through November 7, the Company has repurchased 3.51 million shares of Ebix common stock in 2011, for an aggregate consideration in the amount of $63.66 million, representing an average price of $18.13 per share.

Q4 Diluted Share Count: Taking into account the share repurchases made by the Company to date, the Company expects the diluted share count for Q4 to be 39.42 million which would be 3% lower than the Q3 diluted share count used for EPS calculation. This diluted share count is likely to be even lower if the Company continues to repurchase its common stock from the market.

“We are very pleased with our record operating cash flow for the quarter, as they show that the company can grow its top line in a difficult industry environment, without sacrificing margins or compromising on price for our valued added Exchange products.” Ebix Chairman, President & CEO Robin Raina said, “Our results for the quarter validate our efforts to add additional sales force leadership and more sales people as we work to create a global institutional account management structure. We feel our greatest opportunity is to maximize the value of our existing relationships and we are making that investment with the rewards to be seen in 2012.”

Robin added, “We remain dedicated to generating shareholder value. In 3Q 2011 we used our free cash flow to repurchase our shares and announced our first dividend which is to be paid on November 30. Our long term strategy has not changed as we focus our team's efforts daily towards growing the business organically, reviewing strategic accretive acquisitions, and utilizing our substantial operating cash flows to buyback our common stock. We believe that we can do all three resulting in an even higher return on invested capital for our shareholders.”

Ebix SVP and CFO Robert Kerris said, “The reported $22.1 million of operating cash flows generated during our 3rd quarter is a 13% improvement over Q2, and a 115% improvement over Q1. Furthermore, the $51.9 million of operating cash flow for the nine months ended September 30, 2011 essentially reflects a full recovery of the net income produced by the Company during the same period and demonstrates Ebix's ability to quickly convert operating results into positive cash flows. The Company continues to grow efficiently, consistently producing favorable operating margins in the 40% range through the 3rd quarter of 2011 while revenues increased 29% over the same interim nine month period a year earlier.”

Investor Conference Call

Ebix will host a conference call to discuss its third quarter 2011 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company's Investor Relations home page at http://www.ebix.com

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.

With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix's focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute's Capability Maturity Model (CMM). With a recent ISO 27001-security certification, the Company also has a ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company's website at www.ebix.com

CONTACT:
Steven N. Barlow
678-281-2043 or steve.barlow@ebix.com
or
Aaron Tikkoo,

678 -281-2027 or atikkoo@ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 - This press release contains various forward looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market and management's plans and objectives. The Company has tried to identify such forward looking statements by use of words such as "expects," "intends," "anticipates," "plans," "believes," "will," "should," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company's new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company's ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company's dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company's ability to effectively protect its applications software and other proprietary information, the Company's ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company's outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company's Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company's website, mainframe and other servers, possible security breaches on the Company's website and the possible effects of insurance regulation on the Company's business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix's periodic filings with the Securities and Exchange Commission, including the company's annual report on form 10-K for the year ended December 31, 2010, included under "Item 1A. Business-Risk Factors." Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.

# # #
(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating revenue	$42,602	$33,281	$124,919	$97,091
Operating expenses:

Cost of services provided	8,710	7,418	24,931	21,908
Product development	4,964	3,294	14,385	10,228
Sales and marketing	3,440	1,685	9,553	4,759
General and administrative	5,785	6,249	18,240	16,914
Amortization and depreciation	1,749	1,553	5,617	4,433
Total operating expenses	24,648	20,199	72,726	58,242

Operating income	17,954	13,082	52,193	38,849
Interest income	100	163	429	378
Interest expense	(218))	(236))	(592))	(750))
Other non-operating income (loss)	33	3,917	(785))	5,678
Foreign currency exchange gain (loss)	(230))	523	2,635	859
Income before income taxes	17,639	17,449	53,880	45,014
Income tax benefit (expense)	(1,103))	(768))	168	(1,939))
Net income	$16,536	$16,681	$54,048	$43,075

Basic earnings per common share	$0.44	$0.48	$1.41	$1.24

Diluted earnings per common share	$0.41	$0.43	$1.31	$1.10

Basic weighted average shares outstanding	37,345	34,592	38,215	34,765

Diluted weighted average shares outstanding	40,449	39,020	41,400	39,218

Ebix, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except share amounts)	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current assets:

Cash and cash equivalents	$13,941	$23,397
Short-term investments	1,663	6,300
Trade accounts receivable, less allowances of $1,999 as of September 30, 2011 and $1,126 as of December 31, 2010	31,242	26,028
Deferred tax asset, net	3,127	—
Other current assets	4,410	5,057
Total current assets	54,383	60,782

Property and equipment, net	8,718	7,806
Goodwill	237,863	180,602
Intangibles, net	38,380	22,574
Indefinite-lived intangibles	30,493	30,552
Deferred tax asset, net	10,196	—
Other assets	974	984
Total assets	$381,007	$303,300

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,050	$15,344
Accrued payroll and related benefits	4,563	4,536
Short term debt	6,667	5,000
Convertible debt, net of discount of $0 as of September 30, 2011 and $56 thousand as of December 31, 2010	—	4,944
Current portion of long term debt and capital lease obligations	154	426
Deferred revenue	16,380	8,610
Current deferred rent	250	207
Put option liability	1,430	—
Other current liabilities	998	18
Total current liabilities	50,492	39,085

Revolving line of credit	10,250	25,000
Long term debt and capital lease obligations, less current portion	10,159	205
Other liabilities	3,635	2,991
Deferred tax liability, net	—	3,534
Put option liability	—	537
Deferred revenue	139	126
Long term deferred rent	1,012	554
Total liabilities	75,687	72,032

Stockholders' equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.10 par value, 60,000,000 shares authorized, 36,534,976 issued and 36,494,467 outstanding at September 30, 2011 and 36,057,791 issued and 36,017,282 outstanding at December 31, 2010	3,649	3,602
Additional paid-in capital	179,619	153,221
Treasury stock (40,509 shares as of September 30, 2011 and December 31, 2010)	(76))	(76))
Retained earnings	121,690	67,642
Accumulated other comprehensive income	438	6,879
Total stockholders' equity	305,320	231,268
Total liabilities and stockholders' equity	$381,007	$303,300

Ebix, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$54,048	$43,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,617	4,433
Share based compensation	1,737	1,376
Provision for doubtful accounts	747	341
Benefit for deferred taxes	(5,870))	(89))
Debt discount amortization on convertible debt	21	303
Unrealized foreign exchange (gain) loss on forward contracts	909	(1,270))
Unrealized foreign exchange gain	(4,047))	(277))
(Gain) loss on put option	893	(5,416))
Reduction of acquisition earnout accruals	(3,048))	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,985))	(5,020))
Other assets	422	(1,219))
Accounts payable and accrued expenses	1,916	(1,140))
Accrued payroll and related benefits	(959))	(369))
Deferred revenue	1,024	(859))
Deferred rent	(188))	(70))
Other current liabilities	1,696	41
Net cash provided by operating activities	51,933	33,840

Cash flows from investing activities:
Acquisition of ADAM, net of cash acquired	3,529	—
Investment in MCN, net of cash acquired	(381))	(2,931))
Acquisition of Trades Monitor, net of cash acquired	—	(2,749))
Acquisition of Connective Technologies, net of cash acquired	—	(1,337))
Acquisition of E-Trek, net of cash acquired	—	(1,011))
Acquisition of USIX, net of cash acquired	—	(6,844))
Investment in ConfirmNet	(184))	(2,975))
Investment in Facts	(12))	(11))
Investment in Periculum	—	(4))
Maturities of marketable securities	7,600	—
Purchases of marketable securities	(2,963))	(4,952))
Capital expenditures	(1,863))	(1,325))
Net cash provided by/(used in) investing activities	5,726	(24,139))

Cash flows from financing activities:
Repayments on revolving line of credit, (net of proceeds)	(14,750))	(2,100))
Proceeds from term loan	16,250	10,000
Principal payments of term loan obligation	(4,740))	(3,751))
Repurchases of common stock	(56,548))	(10,649))
Settlement on conversion of convertible debt	(6,761))	(12,021))
Proceeds from the exercise of stock options	14	231
Payments of capital lease obligations	(253))	(683))
Net cash used in financing activities	(66,788))	(18,973))
Effect of foreign exchange rates on cash	(327))	1,308
Net change in cash and cash equivalents	(9,456))	(7,964))
Cash and cash equivalents at the beginning of the period	23,397	19,227
Cash and cash equivalents at the end of the period	$13,941	$11,263
Supplemental disclosures of cash flow information:
Interest paid	$579	$410

Income taxes paid	$1,757	$1,589